Exhibit (e)(22)

Amendment No. 1 to Distribution Fee Letter Agreement

This Amendment No. 1 dated as of November 11, 2016 (the “Effective Date”), to the Distribution Fee Letter Agreement (this “Amendment”), by and between AQR Capital Management, LLC, a Delaware limited liability company (the “Adviser”), and ALPS Distributors, Inc., a Colorado corporation (the “Distributor”).

WHEREAS, the Adviser and the Distributor entered into a Distribution Fee Letter Agreement dated February 11, 2016, as amended and as in effect prior to giving effect to this Amendment (the “Agreement”); and

WHEREAS, the Adviser and the Distributor wish to amend the provisions of the Agreement to reflect the addition of four new Portfolios and three such classes of each new Portfolio under Exhibit A of the Agreement.

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1.        Upon the Effective Date, the parties hereto agree to delete the current EXHIBIT A – LIST OF PORTFOLIOS to the Agreement in its entirety and replace it with a new EXHIBIT A – LIST OF PORTFOLIOS attached hereto and incorporated by reference herein.

2.        Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

AQR CAPITAL MANAGEMENT, LLC	ALPS DISTRIBUTORS, INC.

By: /s/ Nicole DonVito	By: /s/ Jeremy O. May
Name: Nicole DonVito	Name: Jeremy O. May
Title: Managing Director, Senior Counsel &	Title: President
Head of Registered Products

AQR FUNDS

By: /s/ Brendan Kalb
Name: Brendan Kalb
Title: Secretary and Executive Vice President

EXHIBIT A

LIST OF PORTFOLIOS

FUND	CLASSES OFFERED

AQR Large Cap Momentum Style Fund	Class I Class N Class R6

AQR Small Cap Momentum Style Fund	Class I Class N Class R6

AQR International Momentum Style Fund	Class I Class N Class R6

AQR Global Equity Fund	Class N Class I Class Y Class R6

AQR International Equity Fund	Class N Class I Class Y Class R6

AQR International Small Cap Fund	Class N Class I Class Y

AQR Emerging Markets Fund	Class N Class I Class Y

AQR Equity Plus Fund	Class N Class I

AQR Small Cap Core Fund	Class N Class I

AQR Small Cap Growth Fund	Class N Class I

AQR Diversified Arbitrage Fund	Class N Class I Class R6

AQR Managed Futures Strategy Fund	Class N Class I Class R6

AQR Risk Parity Fund	Class N Class I Class R6

AQR Multi-Strategy Alternative Fund	Class N Class I Class R6

AQR TM Large Cap Momentum Style Fund	Class I Class N Class R6

AQR TM Small Cap Momentum Style Fund	Class I Class N Class R6

AQR TM International Momentum Style Fund	Class I Class N Class R6

AQR Large Cap Defensive Style Fund	Class N Class I Class R6

AQR International Defensive Style Fund	Class N Class I Class R6

AQR Emerging Defensive Style Fund	Class N Class I Class R6

AQR Risk-Balanced Commodities Strategy Fund	Class N Class I Class R6

AQR Risk-Balanced Commodities Strategy LV Fund	Class N Class I

AQR Risk Parity II MV Fund	Class N Class I Class Y Class R6

AQR Risk Parity II HV Fund	Class N Class I Class Y Class R6

AQR Large Cap Multi-Style Fund	Class N Class I Class R6

AQR Small Cap Multi-Style Fund	Class N Class I Class R6

AQR International Multi-Style Fund	Class N Class I Class R6

AQR Long-Short Equity Fund	Class N Class I Class R6

AQR Managed Futures Strategy HV Fund	Class N Class I Class R6

AQR Style Premia Alternative Fund	Class N Class I Class R6

AQR Global Macro Fund	Class N Class I Class R6

AQR Emerging Multi-Style Fund	Class I Class N Class R6

AQR Emerging Momentum Style Fund	Class I Class N Class R6

AQR Equity Market Neutral Fund	Class I Class N Class R6

AQR Style Premia Alternative LV Fund	Class I Class N Class R6

AQR TM Large Cap Multi-Style Fund	Class I Class N Class R6

AQR TM Small Cap Multi-Style Fund	Class I Class N Class R6

AQR TM International Multi-Style Fund	Class I Class N Class R6

AQR TM Emerging Multi-Style Fund	Class I Class N Class R6

AQR Style Premia Alternative II Fund	Class I Class N Class R6

AQR Large Cap Relaxed Constraint Equity Fund	Class N Class I Class R6

AQR Small Cap Relaxed Constraint Equity Fund	Class N Class I Class R6

AQR International Relaxed Constraint Equity Fund	Class N Class I Class R6

AQR Emerging Relaxed Constraint Equity Fund	Class N Class I Class R6